EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



       NAME OF SUBSIDIARY                        JURISDICTION OF INCORPORATION
       ------------------                        -----------------------------

       H + H                                     Germany
       Logicraft Information Systems, Inc.       Delaware
       Microtest Europe                          United Kingdom
       Microtest GmbH                            Germany
       Microtest, Inc., International            Guam
       Optical Media International               California